Exhibit T3A-4

Allens Arthur Robinson Attn: Registration Department

Level 17 The Chifley Tower

2-6 Chifley Square

Sydney NSW 2000

Certificate of the Registration
of a Company

Corporations Act 2001 Paragraph 1274 (2) (b)

This is to certify that

LONGYEAR (AUSTRALIA) PTY LTD

Australian Company Number 000 401 025

is taken to be registered as a company under the
Corporations Act 2001 in New South Wales.

On the thirtieth day of December 1994 the company changed its name to

BOART LONGYEAR PTY LTD

On the fourteenth day of February 2007 the company changed its name to

BOART LONGYEAR AUSTRALIA PTY LTD

The company is limited by shares.

The company is a proprietary company.

The day of commencement of registration is
the twenty-ninth day of June 1962.

Issued by the
Australian Securities and Investments Commission on this twenty-eighth day of March, 2007.

A delegate of the Australian Securities and Investments Commission

Form 245

DERRICK KELLY

11 NELSON RD

CARDIFF NSW 2285

remove this top section if desired before framing

Certificate of Registration on Change of Name Corporations Law Sub-section 171 (12) This is to certify that

LONGYEAR (AUSTRALIA) PTY LTD

Australian Company Number 000 401 025

did on the thirtieth day of December 1994 change its name to

BOART LONGYEAR PTY LTD

Australian Company Number 000 401 025

The company is a proprietary company.

The company is limited by shares.

The company is taken to be registered as a company
under the Corporations Law of New South Wales.

Given under the seal of the Australian Securities Commission on this thirtieth day of December, 1994. /s/ Alan Cameron Alan Cameron Chairman